CONSENT OF COUNSEL


          We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of Institutional Daily Income Fund as filed with the Securities and Exchange Commission on or about July 29, 2005.





PAUL, HASTINGS, JANOFSKY & WALKER LLP








New York, New York
July 29, 2005